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                                                                  EXHIBIT 10.15
                                                                  -------------

               AMENDED AND RESTATED ADVISORY SERVICES AGREEMENT
               ------------------------------------------------


            THIS AMENDED AND RESTATED ADVISORY SERVICES AGREEMENT (the "Agreement") is entered into as of the 28th day of June, 1996, by and between National Fiberstok Corporation, a Delaware corporation (the "Company"), MDC Management Company II, L.P., a California limited partnership, and MDC Management Company, a California general partnership (collectively, "MDC").

            WHEREAS, the Company and MDC entered into a Management Services Agreement as of the 16th day of October, 1992 (the "1992 Agreement"); and

            WHEREAS, the Company and MDC desire to amend and restate the 1992 Agreement as provided herein.

            NOW, THEREFORE, in consideration of the mutual promises of the parties hereinafter set forth, MDC and the Company hereto agree as follows:

            1.    RETENTION AS MANAGEMENT ADVISOR.

                  Subject to each of the terms, conditions and provisions of this Agreement, the Company hereby retains MDC and MDC hereby agrees to be retained by the Company to perform those consulting, financial and managerial functions set forth in Section 4 of this Agreement.

            2.    TERM.

                  2.1 Subject to the provisions for termination set forth herein, this Agreement shall be from the date hereof through December 31, 2000, and renewable annually thereafter unless terminated by the Company for "justifiable cause," as defined in Section 2.2.

                  2.2 The Company, by written notice to MDC, authorized by a majority of the directors other than those who are partners, principals or employees of MDC (or an affiliate of MDC), may terminate this Agreement for "justifiable cause," which shall mean any of the following events: material breach by MDC of any of its obligations hereunder, misappropriation by MDC of funds or property of the Company or other willful breach in the course of the consultancy; any attempt by MDC to secure personal profit related to the business of the Company and not fairly disclosed to and approved by the Board of Directors; or gross neglect by MDC in the fulfillment of its obligations hereunder.

                  2.3 MDC, by thirty (30) days' prior written notice to the Company, may terminate this Agreement at any time.

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            3.    COMPENSATION.

                  3.1 As compensation to MDC for its management and advisory services to the Company under this Agreement, the Company agrees to pay to MDC a fee in the amount of $350,000 per fiscal year of the Company, which amount may be increased to an amount not to exceed $500,000 in any such fiscal year with the approval of the members of the Board of Directors of the Company who do not have a direct financial interest in any person receiving such payments hereunder. Subject to Section 3.2 below, such fee shall be payable in equal quarterly installments, in arrears, on the first day of each April, July, October and January, commencing on the first such day following the date hereof.

                  3.2 MDC acknowledges that its right to receive fees pursuant to this Agreement shall be subordinated to the extent described in the letter agreement attached hereto as Exhibit A.

                  3.3 MDC shall also be entitled to be reimbursed by the Company for all reasonable out-of-pocket costs and expenses incurred by MDC and any of its partners, employees or affiliates in connection with (a) providing the Services under this Agreement, or (b) serving as a member of the Board of Directors or as an officer of the Company, including, without limitation, all travel expenses. Reimbursement shall be provided upon receipt by the Company of invoices from MDC with respect to such costs and expenses.

            4.    DUTIES AS MANAGEMENT ADVISOR.

            4.1 MDC's duties as a financial and management consultant to the Company under the provisions of this Agreement shall include providing services in obtaining equity, debt, lease and acquisition financing, as well as providing other financial and consulting services to assist management in developing and implementing strategies for improving the operating, marketing, and financial performance of the Company (the "Services"). Such Services shall be rendered upon the reasonable request of the Company. MDC shall devote as much time as is reasonably necessary to the affairs of the Company.

            5.    DECISIONS.

                  The Company reserves the right to make all decisions with regard to any matter upon which MDC has rendered its advice and consultation, and there shall be no liability to MDC for any such advice accepted by the Company pursuant to the provisions of this Agreement.



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            6.    AUTHORITY OF MANAGEMENT ADVISOR.

                  MDC shall have authority only to act as a consultant and advisor to the Company. MDC shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company.

            7.    INDEPENDENT CONTRACTOR

                  Except as may be provided elsewhere in this Agreement, MDC shall act as an independent contractor and shall have complete charge of its personnel engaged in the performance of the Services.

            8.    BOOKS AND RECORDS

                  MDC's books and records with respect to the Services and any reimbursable costs ("Books and Records") shall be kept at MDC's office located at 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, California 94025.
The Books and Records shall be kept in accordance with recognized accounting principles and practices, consistently applied, and shall be made available for the Company or the Company's representatives' inspection and copying at all times during regular office hours. MDC shall not be required to maintain the Books and Records for more than three years after termination of this Agreement.

            9.    CONFIDENTIAL INFORMATION

                  9.1 The parties acknowledge that during the course of provision of the Services, the Company may disclose information to MDC or its affiliated companies. MDC shall treat such information as the Company's confidential property and safeguard and keep secret all such information about the Company, including reports and records, customer lists, trade lists, trade practices, and prices pertaining to the Company's business coming to the attention or knowledge of MDC because of any activities conducted by MDC under or pursuant to this Agreement.

                  9.2 MDC shall exercise its best efforts and shall cause any of its affiliated companies to exercise their best efforts to prevent any confidential information from being disclosed to third parties, except as necessarily required in the performance of the Services and except under terms of confidentiality satisfactory to the Company. This obligation shall remain in effect until the Company shall release MDC or its affiliated companies from their obligations under this paragraph 9, but in no event later than three years after the completion of the Services. MDC shall not use any of the Company's confidential information in any way that is detrimental to the interests of the Company, directly or indirectly, either during the term of this Agreement or at any time thereafter.


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            10.   INDEMNIFICATION.  The Company agrees to indemnify and hold
MDC and its partners, officers, directors and agents harmless from damages, losses or expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or paid directly or indirectly, by MDC as a result or arising out of any actions taken by MDC in connection with the performance of the Services under this Agreement, except to the extent that such actions result solely from the gross negligence or willful misconduct of MDC. The Company hereby further agrees to reimburse MDC for all reasonable fees and expenses (including attorneys fees) incurred in connection with defending any such claim to which MDC is a party, as such fees and expenses are incurred by MDC.

            11.   NOTICES AND COMMUNICATIONS

                  11.1 All communications relating to the day-to-day activities necessary to render the Services shall be exchanged between the respective representatives of the Company and MDC, who will be designated by the parties promptly upon commencement of the services.

                  11.2 All other notices, demands, and communications required or permitted hereunder shall be in writing and shall be delivered personally or by fax to the respective representatives of the Company and MDC set forth below or shall be mailed by registered mail, postage prepaid, return receipt requested. Notices, demands and communications hereunder shall be effective:
(i) if delivered personally or by fax, on delivery; or (ii) if mailed, 48 hours after deposit thereof in the United States mail addressed to the party to whom such notice, demand, or communication is given. Until changed by written notice, all such notices, demands and communications shall be addressed as follows:

                  If to the Company:   Robert M. Miklas, President
                                       and Chief Executive Officer
                                       National Fiberstok Corporation
                                       5775 Peachtree Dunwoody Road
                                       Suite C150
                                       Atlanta, Georgia  30342
                                       Fax:  (404) ______________

                  If to MDC:           McCown De Leeuw & Co.
                                       900 Third Avenue, 28th Floor
                                       New York, New York 10022
                                       Attn:  Mr. Tyler Zachem
                                       Fax:  (212) 355-6283 or (212) 355-6945



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                  With copies to:   McCown De Leeuw & Co.
                                    3000 Sand Hill Road
                                    Building 3, Suite 290
                                    Menlo Park, CA  94025
                                    Attn:  Mr. Steven A. Zuckerman
                                    Tel:  (415) 854-6000
                                    Fax:  (415) 854-0843

      12.   ASSIGNMENTS

            MDC shall not assign this Agreement in whole or in part without the prior written consent of the Company; provided, however, that such consent shall not be unreasonably withheld with respect to assignments to MDC's affiliates or wholly-owned subsidiaries; and provided, further, that any such assignment shall not relieve MDC of any of its obligations under this Agreement.

            Subject to the foregoing, all the terms and conditions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      13.   APPLICABLE LAW AND SEVERABILITY

            This document shall, in all respects, be governed by the laws of the State of Delaware applicable to agreements executed and to by wholly performed within the State of Delaware. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

      13.   FURTHER ASSURANCES

            Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

      14.   ATTORNEYS' FEES



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            In the event any action is instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall be entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the court.

      15.   TIME OF THE ESSENCE

            Time is of the essence of this Agreement and all the terms, provisions, covenants and conditions hereof.

      16.   CAPTIONS

            The captions appearing at the commencement of the paragraphs hereof are descriptive only and for convenience and reference. Should there be any conflicts between any such caption and the paragraph at the head of which it appears, the paragraph and not such caption shall control and govern in the construction of this document.

      17.   MODIFICATIONS OR AMENDMENTS

            No amendment, change or modification of this document shall be valid unless it is in writing and signed by all the parties hereto, and expressly states that it is an amendment, change or modification of this Agreement is intended.

      18.   SEPARATE COUNTERPARTS

            This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and be one and the same.

      19.   ENTIRE AGREEMENT

            This Agreement shall constitute the entire understanding and agreement between the parties hereto and shall supersede any and all letters of intent, whether written or oral, pertaining to the subject matter of this Agreement.


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            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the date first appearing above.


                                    NATIONAL FIBERSTOK CORPORATION



                                    By:  /S/ ROBERT M. MIKAS
                                        --------------------
                                          Title:  President


                                    MDC MANAGEMENT COMPANY,
                                    a California general partnership



                                    By:  /S/ DAVID E. DE LEEUW
                                        ----------------------
                                          Title:  General Partner


                                    MDC MANAGEMENT COMPANY II, L.P.,
                                    a California limited partnership



                                    By:  /S/ DAVID E. DE LEEUW
                                        ----------------------
                                          Title:  General Partner


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